As filed with the Securities and Exchange Commission on August 25, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-3

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

BLUE GOLD LIMITED

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Mourant Governance Services (Cayman) Limited

94 Solaris Avenue, Camana Bay
+1 (345) 949 4123

(Address and telephone number of registrant’s principal executive offices)

Corporation Service Company

251 Little Falls Drive
Wilmington, DE 19808

+1 (302) 421-6100

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky Esq.
Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor

Iselin, NJ 08830
+1 (732) 395-4400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Blue Gold Limited may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 25, 2026

BLUE GOLD LIMITED

$20,000,000

Class A Ordinary Shares

Preferred Shares

Warrants

Units

Blue Gold Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands, may offer, issue and sell from time to time its Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), preferred shares, par value $0.0001 per share (the “preferred shares”), warrants and/or units. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $20,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. These securities may be sold in any combination in one or more offerings.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

The securities covered by this prospectus may be offered and sold through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our Class A ordinary shares are listed on The Nasdaq Global Market under the symbol “BGL” and our warrants are listed on The Nasdaq Global Market under the symbol “BGLWW”. On August 24, 2026, the closing price of the Class A ordinary shares was $0.2074 per share and the closing price of the warrants was $0.0391 per share, each as reported on The Nasdaq Global Market.

On August 24, 2026, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately $6,566,376, based on 31,660,445 Class A ordinary shares outstanding held by non-affiliates and a per share price of $0.2074 based on the closing price of the Class A ordinary shares on Nasdaq on August 24, 2026. As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and non-voting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below $75.0 million.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary – Implications of Being an Emerging Growth Company” and “Prospectus Summary – Implications of Being a Foreign Private Issuer”.

You should rely only on the information contained herein or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in this prospectus under “Risk Factors” beginning on page 6, under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 17 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense

The date of this prospectus is          , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Blue Gold Limited filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, Blue Gold Limited may sell securities described in this prospectus in one or more offerings up to $20,000,000 (or its equivalent in foreign or composite currencies).

This prospectus provides you with a general description of the securities that may be offered. Each time Blue Gold Limited offers securities, it will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities it offers. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Throughout this prospectus, unless the context indicates otherwise, references to “Blue Gold,” “BGL,” or “Blue Gold Limited” refer to Blue Gold Limited, a holding company, and references to “we,” “us,” “our,” the “Company” or “our company” are to Blue Gold Limited and its consolidated subsidiaries, including Blue Gold (Cayman) Limited (“BGCL”), Blue Gold Holdings Limited (“BGHL”), Blue Goldmine FZCO (“BGFZCO”), Blue Gold Digital Limited (“BGD”), Blue Gold Bogoso Prestea Ltd. (“BGBPL”), Blue Gold One LLC (“BGO”), and Standard Gold Statutory Trust Company (“SGST”), as a whole.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of services, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our registered office is at Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman, KY1-1108, Cayman Islands. Mourant Governance Services (Cayman) Limited serves as our agent.

Mourant Ozannes (Cayman) LLP, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States of America or of any state or other political subdivision thereof, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be given by a court of competent jurisdiction, must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that Blue Gold Limited is offering hereunder, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information incorporated by reference herein, including, but not limited to, our Annual Report on Form 20-F and our other periodic reports.

Company Overview

BGL, a Cayman Islands exempted company limited by shares, is a gold exploration, development and mining company that tokenizes gold to enable fractional gold ownership. This is delivered through two divisions: a Mining Division focused on the acquisition, development, and operation of long-life gold assets; and a Digital Division responsible for gold trading and the issuance of its gold-backed token, the Standard Gold Coin (“SGC”). The Digital Division is also responsible for creating various tools that enable holders to make use of their SGC, (“Electronic Transaction Application” or “ETA”), delivering a “Mine-to-Wallet,” product and service.

BGL has one wholly owned subsidiary; Blue Gold (Cayman) Limited (“BGCL”). BGCL has two wholly owned subsidiaries: Blue Gold Holdings Limited (“BGHL”), a private company limited by shares incorporated under the United Kingdom Companies Act 2006 on November 9, 2023 to develop, finance, license, and operate gold mines in Ghana and elsewhere, and Blue Goldmine FZCO (“BGFZCO”) incorporated in the United Arab Emirates on November 26, 2025 to undertake gold trading activities. BGHL has four wholly owned subsidiaries; Blue Gold Digital Limited (“BGD”), private company limited by shares incorporated under the law of the Republic of Ireland on December 12, 2025, to develop financial technology products, Blue Gold Bogoso Prestea Ltd. (“BGBPL”), a private company limited by shares incorporated in the Republic of Ghana (the “Republic of Ghana” or “Ghana”) on January 26, 2024, to acquire the Bogoso Prestea Mine, Blue Gold Sultana Ltd, a private company limited by shares incorporated under the United Kingdom Companies Act 2006 on August 13, 2026 for the purpose of making potential future acquisitions, and Blue Gold AuR Ltd, a private company limited by shares incorporated under the United Kingdom Companies Act 2006 on August 14, 2026 for the purpose of developing digital financial products. BGD has two wholly owned subsidiaries: BlueGold One LLC (“BGO”) and Standard Gold Statutory Trust Company (“SGST”) formed in the State of Wyoming, United States of America, on November 12, 2025 and December 9, 2025, respectively, to undertake the development and launch of the Company’s digital business.

The Company’s Class A ordinary shares are traded on The Nasdaq Global Market under the symbol “BGL” and its warrants are traded on The Nasdaq Global Market under the symbol “BGLWW”.

Organizational Structure

Recent Developments

Entry into Exchange Agreements

On May 5, 2026, Company entered into two exchange agreements (each, an “Exchange Agreement,” and, together, the “Exchange Agreements”) with Kaela Ritchie (the “Lender”), pursuant to which the Company exchanged certain outstanding indebtedness owed to the Lender under two facility agreements for newly issued Class A ordinary shares of the Company.

Pursuant to the first Exchange Agreement, dated May 5, 2026, the Company exchanged the entirety of its outstanding indebtedness under that certain Facility Agreement, dated January 10, 2026, in the aggregate amount of $2,042,132 (reflecting all principal, plus all accrued and unpaid interest through the date of the Exchange Agreement), for 2,042,132 Class A ordinary shares.

Pursuant to the second Exchange Agreement, dated May 5, 2026, the Company exchanged the entirety of its outstanding indebtedness under that certain Facility Agreement dated March 26, 2026, in the aggregate amount of $778,617 (reflecting all principal, plus all accrued and unpaid interest through the date of the Exchange Agreement), for 778,617 Class A ordinary shares.

Each exchange was effected in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act, with no commission or other remuneration paid in connection therewith. Pursuant to each Exchange Agreement, the Company has agreed to file, within sixty (60) days following May 5, 2026, a registration statement on Form F-1 (or another appropriate form) to register for resale the Class A ordinary shares issued in the exchanges with the SEC, and to use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable.

Entry into Facility Agreement

On May 5, 2026, concurrently with the execution of the Exchange Agreements, the Company entered into a Facility Agreement (the “New Facility Agreement”) with the Lender that provides for a drawdown loan facility of up to $4,000,000, subject to increase upon mutual agreement of the parties. The facility is available for drawdown by the Company for a period of six months with a maximum aggregate drawdown per week of $500,000. Interest will accrue at 10% per year on the drawn amounts. The Company may repay the balance at any time prior to maturity without premium or penalty. The facility matures on May 5, 2027. At any time and from time to time prior to maturity, the Lender has the right, but not the obligation, to deliver a conversion notice requiring the Company to convert all or any portion of the outstanding balance into Class A ordinary shares at a conversion price of $1.00 per share (subject to adjustment for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Class A ordinary shares following May 5, 2026) (the “Conversion Shares”). The Company is obligated to prepare and file a registration statement with the SEC within 60 calendar days following the date of a mandatory conversion notice to register the Conversion Shares, and shall use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable.

Dilutive Issuance Notice

On May 5, 2026, the Company delivered a notice of dilutive issuance to 3i, pertaining to certain outstanding senior convertible notes issued pursuant to the August Note SPA, notifying 3i that, in connection with the Company’s entry into the New Facility Agreement, the conversion price of the senior convertible notes held by 3i will be reduced pursuant to the anti-dilution provisions set forth in Section 7(c) of the senior convertible notes such that the conversion price applicable to the senior convertible notes will be reduced to mean the lower of (A) 93% of the lowest volume weighted average price (VWAP) of the Company’s Class A ordinary shares during the three (3) trading days immediately preceding the date the conversion notice is delivered, but in no event lower than $0.50, and (B) $1.00, in each case as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events.

Cayman Islands Litigation

On July 28, 2025, RCF VII Sponsors LLC, the former sponsor of Perception Capital Corp. IV, and S&R Capital Ltd. (together, “Plaintiffs”) filed an originating summons against the Company in the Grand Court of the Cayman Islands (the “Court”). The originating summons was converted into a writ action and a statement of claim was subsequently filed by the Plaintiffs on October 6, 2026. Plaintiffs seek a declaration that certain Class A ordinary shares received in exchange for Perception shares are unrestricted shares, as such term is defined in the Company’s Memorandum and Articles of Association (the “Pending Action”). The Company believes this claim has no merit and intends to vigorously defend against it, including by way of appeal. This claim poses a reasonable possibility of loss to the Company, but the Company is unable to reasonably estimate an amount or range of reasonably possible loss at this time.

On August 29, 2025, the Company filed a Form 6-K to provide its notice and proxy statement related to the extraordinary general meeting of shareholders (the “EGM”) that was scheduled to be held on September 8, 2025. Subsequently, the Plaintiffs filed an application for an interim injunction with the Court (the “Injunction Proceeding”) to prevent the Company from holding such EGM. The Injunction Proceeding was brought before the Court ex parte by the Plaintiffs.

On September 5, 2025, the Court issued an interim injunction in favor of the Plaintiffs. On September 10, 2025, the Company filed a Form 6-K disclosing that the directors of the Company have determined to postpone the EGM indefinitely. Following a hearing on September 22 and 23, 2025, as noted above, the Court ordered the conversion of the originating summons proceedings to a writ action and gave directions for the exchange of full pleadings and further evidence, leading to a trial of preliminary issues which was heard on November 19 to 21, 2025. In addition, at this hearing, the Court also heard arguments from the parties in relation to whether to continue, discharge or vary the injunction. The Court delivered its reserved judgment on the three preliminary issues and the injunction on May 14, 2026.

In July 2026, following a consequentials hearing of preliminary issues, the Court determined that (i) on a proper construction of the Company’s Amended and Restated Memorandum and Articles of Association passed on June 10, 2025 and effective from June 24, 2025 (the “Articles”), all Class A Ordinary shares purportedly owned by the Plaintiffs in the Company are Unrestricted Shares, as defined in Article 2 of the Articles, and (ii) for the purpose of Article 30 of the Articles, the shareholders within the relevant class for the purpose of effecting the variation of the Articles set out in the Notice of Extraordinary General Meeting dated August 29, 2025 to add a new Article 39 (the “Affected Class”) comprises (a) all Unrestricted Shares owned at the relevant record date by persons who received those shares because they owned shares in Perception Capital Corp. IV that were not redeemable in the Business Combination, and (b) all Unrestricted Class A Ordinary Shares issued upon exercise of any warrants issued or assumed by the Company in the Business Combination.

The Court also determined that the Company did not obtain consent in writing of the holders of a majority of the issued shares in the Affected Class, as required by Article 30 of the Articles, before calling the EGM to vote on the resolution to insert a new Article 39. The Court ordered that, consequential on the declaration regarding the Plaintiffs’ shares, the Company shall take all steps within its power as issuer, including giving all necessary directions and instructions to Continental Stock Transfer & Trust Company, to remove any restrictions and/or restrictive legends affecting the Plaintiffs’ Class A Ordinary shares in the Company imposed or directed by the Company, any issuer or any transfer agent preventing them from being treated as Unrestricted Shares in the Company. The Court also ordered that the Company cannot validly proceed to a vote on the resolution to insert a new Article 39 into the Articles unless and until it has obtained written consent from the Affected Class.

The Court also continued the injunction granted on September 5, 2025 until the trial of the remaining aspects of the Plaintiffs’ claim and the Company’s counterclaim. The Court determined that the Company pay the Plaintiffs’ costs of and occasioned by the trial of the preliminary issues, to be taxed forthwith on the standard basis if not agreed, and to make a payment on account of such costs in the sum of US $100,000 (the parties are awaiting for a determination of the period for payment of that amount which it is likely to be between 14 to 28 days following the issuance of a formal order). The costs of the application for and to continue the injunction are reserved. The remaining aspects of the Plaintiffs’ claim and the Company’s counterclaim remain pending.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the U.S. federal securities laws. For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on certain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with SEC. These provisions include, but are not limited to:

●	the option to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this Prospectus, subject to certain exceptions;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); and

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements.

We will cease to be an “emerging growth company” upon the earliest of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a large accelerated filer, with at least $700.0 million of equity securities held by non-affiliates; (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2030 (the last day of the fiscal year following the fifth anniversary of the Business Combination (as defined herein)).

We have elected to take advantage of certain of the reduced disclosure obligations in this Prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our shareholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer” as defined in the U.S. federal securities laws. As a foreign private issuer, we are subject to reduced disclosure requirements and may comply with Cayman Islands corporate governance practices in lieu of certain listing rules of the Nasdaq Stock Market LLC (“Nasdaq”), provided that we disclose which requirements we are not following and the equivalent Cayman Islands requirements, and we are exempt from certain provisions of the U.S. federal securities laws and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and certain insider reporting and “short-swing” profit rules under Section 16 of the Exchange Act.

Section 8103 of the National Defense Authorization Act for Fiscal Year 2026, named the “Holding Foreign Insiders Accountable Act” signed into law on December 18, 2025, requires directors and officers of foreign private issuers to make insider reports under Section 16(a) of the Exchange Act, effective March 18, 2026. Directors and officers will remain exempt from the short swing profit rules of Section 16 of the Exchange Act.

The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on June 30, 2027. For so long as we qualify as a foreign private issuer, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring the filing of annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of our share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Corporate Information

Blue Gold Limited, an exempted company limited by shares was incorporated under the laws of the Cayman Islands on December 4, 2023. Our registered office is at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands. Mourant Governance Services (Cayman) Limited serves as our agent. Our telephone number at our principal executive offices is +1 (345) 949 4123. Our business is conducted through BGFZCO and BGHL, our wholly owned subsidiaries, and BGHL’s subsidiaries, including BGBPL.

We maintain a corporate website at www.bluegoldltd.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus, any prospectus supplement or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

We have received notifications from Nasdaq regarding our failure to comply with the minimum bid price requirement, the minimum Market Value of Listed Securities requirement, and the minimum Market Value of Publicly Held Shares requirement, and if we are unable to regain compliance, our Class A ordinary shares may be delisted.

On July 1, 2026, we received written notification from Nasdaq indicating that we are not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until December 28, 2026, to regain compliance with the Minimum Bid Price Requirement. If at any time during this compliance period the closing bid price of our Class A ordinary shares is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide us with written confirmation of compliance. If we do not regain compliance by December 28, 2026, we may be eligible for an additional 180-day compliance period if we meet certain continued listing requirements for The Nasdaq Capital Market and provide written notice to Nasdaq of our intention to cure the deficiency, including by effecting a reverse stock split, if necessary.

Also on July 1, 2026, we received written notification from Nasdaq indicating that our Market Value of Listed Securities (“MVLS”) has been below the $50 million minimum requirement set forth in Nasdaq Listing Rule 5450(b)(2)(A) for the preceding 30 consecutive trading days. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we have a period of 180 calendar days, or until December 28, 2026, to regain compliance. To regain compliance, our MVLS must close at $50 million or more for a minimum of 10 consecutive business days during the compliance period.

On July 24, 2026, we received written notification from Nasdaq indicating that our Market Value of Publicly Held Shares (“MVPHS”) has been below the $15 million minimum requirement set forth in Nasdaq Listing Rules 5450(b)(2) and 5450(b)(3)(C) for the preceding 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(D), we have a period of 180 calendar days, or until January 20, 2027, to regain compliance. To regain compliance, our MVPHS must close at $15 million or more for a minimum of 10 consecutive business days during the compliance period, and Nasdaq may, in its discretion, require that we maintain a MVPHS of at least $15 million for up to 20 consecutive business days. Alternatively, we may apply to transfer our listing to The Nasdaq Capital Market, provided we meet that market’s continued listing requirements.

These notifications have no immediate effect on the listing or trading of our Class A ordinary shares on Nasdaq, and our securities will continue to trade under the symbol “BGL.” However, there can be no assurance that we will be able to regain compliance with any of these requirements within the applicable compliance periods, or that Nasdaq will grant us any extension. If we fail to regain compliance, Nasdaq will provide notice that our Class A ordinary shares are subject to delisting, at which point we may appeal the delisting determination to a Nasdaq hearings panel. The delisting of our Class A ordinary shares from Nasdaq would have a material adverse effect on the trading volume, liquidity and market price of our Class A ordinary shares, may result in the potential loss of confidence by investors, suppliers, customers and employees, and could trigger events of default or other adverse consequences under our financing arrangements.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of our securities under this prospectus to fund working capital, repayment of outstanding liabilities, acquisitions, and general corporate purposes.

CAPITALIZATION

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands and our affairs are governed by our amended and restated memorandum and articles of association, as amended by an amendment to the articles of association adopted by special resolution passed on 16 March 2026, and the Companies Act (as amended) of the Cayman Islands, which we refer to as “the Companies Act” below.

Our authorized share capital is $50,000, consisting of 400,000,000 Class A ordinary shares of par value $0.0001 and 100,000,000 preferred shares of par value $0.0001.

The following are summaries of material provisions of Blue Gold Limited’s Amended and Restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Class A ordinary shares.

Defined terms used herein and not defined herein shall have the meaning ascribed to such terms in our Annual Report on Form 20-F filed with the SEC on April 29, 2026 and incorporated by reference herein.

Class A Ordinary Shares

General

All of our outstanding Class A ordinary shares are fully paid and non-assessable. Certificates representing the Class A ordinary shares will generally not be issued (unless required to be issued pursuant to the Memorandum and Articles of Association). Holders of Class A ordinary shares of Blue Gold Limited have no pre-emptive, subscription, redemption or conversion rights. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A ordinary shares.

Dividends

Subject to the rights of the holders of Blue Gold Limited preferred shares and any other provisions of the Memorandum and Articles of Association, as it may be amended from time to time, holders of Class A ordinary shares will be entitled to receive such dividends and other distributions in cash, shares or property of Blue Gold Limited when, as and if declared thereon by our board of directors, in its discretion, from time to time out of assets or funds of Blue Gold Limited legally available therefor.

Voting Rights

Each Class A ordinary share of Blue Gold Limited entitles the holder to one vote on all matters upon which the Class A ordinary shares of Blue Gold Limited are entitled to vote. Voting at any shareholders’ meeting shall be by way of poll and not on a show of hands.

An ordinary resolution of the shareholders requires the affirmative vote of a simple majority of votes cast in a quorate general meeting, while a special resolution requires the affirmative vote of no less than three-quarters of votes cast in a quorate general meeting. A special resolution will be required for important matters such as a merger or consolidation of Blue Gold Limited, a change of name or making changes to our Memorandum and Articles of Association.

Transfer of Class A Ordinary Shares

Subject to the restrictions contained in Blue Gold Limited’s Memorandum and Articles of Association, the rules or regulations of the Nasdaq or any relevant securities laws (including the Exchange Act), as applicable, any of our shareholders may transfer all or any of his or her Class A ordinary shares by an instrument of transfer in the usual or common form or any other form prescribed by Nasdaq or otherwise approved by our board of directors.

Subject to the terms of issue thereof and the rules or regulations of the Nasdaq or any relevant securities laws (including the Exchange Act), our board of directors may determine to decline to register any transfer of shares of Blue Gold Limited without assigning any reason therefor.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of Class A ordinary shares), assets available for distribution among the holders of Class A ordinary shares shall be distributed among the holders of the Class A ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Class A ordinary shares. The Class A ordinary shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the Companies Act and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, including out of capital, as may be determined by the board of directors.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided by the Memorandum and Articles of Association or the terms of issue of the shares of that class) be varied with the consent in writing of the holders of not less than a majority of the issued shares of that class or with the approval of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of that class.

The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by: (i) the creation or issue of further shares ranking pari passu therewith; (ii) the redemption or purchase of any shares of any class by Blue Gold Limited; (iii) the cancellation of authorized but unissued shares of that class; and (iv) the creation or issue of shares with preferred or other rights including, without limitation, the creation of any class or issue of shares.

General Meetings of Shareholders

General meetings of shareholders of Blue Gold Limited may be convened by our board of directors whenever they think fit. Pursuant to the Memorandum and Articles of Association, Blue Gold Limited shall in each year hold a general meeting as its annual general meeting for so long as any of its shares are traded on Nasdaq or any other national securities exchange. At least five calendar days’ notice shall be given for any general meeting, except annual general meetings, in which case 30 days’ prior notice shall be given.

No business shall be transacted at any general meeting unless a quorum of shareholders is present in person or by proxy. One or more shareholders holding, in the aggregate, at least a majority in par value of the issued shares which confer the right to attend and vote at the meeting will be a quorum for any general meeting, provided that if within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by shareholders, shall be dissolved and, in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the directors of the Company may determine and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the shareholders present shall be a quorum.

Inspection of Books and Records

Holders of our Class A ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records.

Changes in Capital

We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Companies Act (and every other law and regulation of the Cayman Islands for the time being in force concerning companies and affecting Blue Gold Limited) and the Memorandum and Articles of Association as regards to the matters to be dealt with by ordinary resolution, Blue Gold Limited may by special resolution reduce its share capital to the extent permitted by law.

Exempted Company

We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

●	an exempted company’s register of members is not open to inspection and can be kept outside of the Cayman Islands;

●	an exempted company does not have to hold an annual general meeting;
●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. As a foreign private issuer, we have elected to follow home country practice in lieu of the Nasdaq Marketplace Rules. The Company has elected to follow Cayman Islands home country practice in lieu of complying with Nasdaq Listing Rule 5635(d), which generally requires stockholder approval prior to the issuance of securities in connection with certain transactions, including certain private placements, at a price less than the greater of book or market value which equals 20% or more of the common stock or voting power outstanding before the issuance. Under Cayman Islands law, no equivalent shareholder approval requirement applies, and the Company’s Amended and Restated Memorandum and Articles of Association do not impose such a requirement.

Cumulative Voting. As permitted under Cayman Islands law, our Memorandum and Articles of Association do not provide for cumulative voting.

Amendment of Governing Documents As required by Cayman Islands law, our Memorandum and Articles of Association may only be amended by special resolution.

Rights of Non-Resident or Foreign Shareholders There are no limitations imposed by Blue Gold Limited’s Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in Blue Gold Limited’s Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF PREFERRED SHARES

We may issue preferred shares in one or more series, with such designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be determined by our Board of Directors at the time of issuance, without further action by our shareholders.

General

Our authorized share capital includes 100,000,000 preferred shares with a par value of $0.0001 per share. As of the date of this prospectus, no preferred shares are issued and outstanding.

The Blue Gold Limited Board may provide for other classes of shares, including series of preferred shares, out of the authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be determined by the Board of Blue Gold Limited.

The applicable prospectus supplement will describe the following terms of any series of preferred shares in respect of which this prospectus is being delivered:

●	the title and stated value of the preferred shares;

●	the number of preferred shares offered, the liquidation preference per share and the purchase price of the preferred shares;

●	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

●	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any, for the preferred shares;

●	the provisions for a sinking fund, if any, for the preferred shares;

●	the provisions for redemption, if applicable, of the preferred shares;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our Class A ordinary shares, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

●	whether the preferred shares will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

●	voting rights, if any, of the preferred shares;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred shares;

●	the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred shares.

Effect on Class A Ordinary Shares

If any preferred shares are issued, the rights, preferences and privileges of holders of Class A ordinary shares of Blue Gold Limited may be subject to, and may be adversely affected by, the rights of the holders of such preferred shares.

DESCRIPTION OF WARRANTS

We may issue warrants exercisable for Class A ordinary shares. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of Class A ordinary shares issuable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the date, if any, on and after which the warrants and the related ordinary shares will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	a discussion of the material Cayman Islands and United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders of Blue Gold Limited so long as any warrants are not exercised.

Each warrant will entitle its holder to purchase the number of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase ordinary shares are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends on the ordinary shares or payments upon any winding up, liquidation or dissolution of the Company, if any.

The warrants and warrant agreements will be governed by, and construed in accordance with, the law of the State of New York, United States of America.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	whether the securities comprising the units will be listed on any securities exchange; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TAXATION

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in Blue Gold Limited’s securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the names and addresses of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale, if any;

●	any over-allotment options under which underwriters may purchase additional securities from Blue Gold Limited;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of such securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable limitations imposed by the rules of the Financial Industry Regulatory Authority, Inc.

Underwriters and agents may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the Class A ordinary shares, which are listed on The Nasdaq Global Market. Any Class A ordinary shares sold pursuant to a prospectus supplement will be listed on The Nasdaq Global Market, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

The aggregate proceeds to us from the sale of the Class A ordinary shares will be the purchase price of the Class A ordinary shares less discounts or commissions, if any. We reserve the right to accept and, together with our agents from time to time, to reject, in whole or in part, any proposed purchase of the Class A ordinary shares to be made directly or through agents.

To facilitate the offering of the Class A ordinary shares, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A ordinary shares. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Class A ordinary shares by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Class A ordinary shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

Securities and Exchange Commission registration fee		$2,762
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, the validity of any securities offered pursuant to this prospectus will be passed upon for us by Mourant Ozannes (Cayman) LLP, our Cayman Islands legal counsel. Certain other legal matters relating to the federal law of the United States of America and the law of the State of New York will be passed upon for us by Lucosky Brookman LLP.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

AUDITORS

Our consolidated financial statements for the year ended December 31, 2025, have been audited by PKF Littlejohn LLP, independent registered public accounting firm, and are incorporated by reference herein. PKF Littlejohn LLP has served as the independent registered public accounting firm of the Company since 2025. Our consolidated financial statements for the year ended December 31, 2024 and for the period from November 9, 2023 (“inception”) to December 31, 2023, were audited by Pannell Kerr Forster of Texas P.C. (“PKF Texas”), independent registered public accounting firm, and are incorporated by reference herein. PKF Texas served as the independent registered public accounting firm of Blue Gold Holdings from inception through July 2025.

STATEMENTS BY EXPERTS

Wardell Armstrong International (acquired by SLR Consulting Ltd. in October 2024) and Dr. John Arthur have prepared the Technical Report Summary with respect to the Bogoso-Prestea (Ghana) Property, with an effective date of April 1, 2024 and dated as of December 3, 2024, which is incorporated by reference hereto. Each of Mr. Turner, Mr. Richardson, Mr. Clarke and Dr. Arthur is a qualified person as defined in Item 1300 (17 CFR Subpart 229.1300) of Regulation S-K. The technical information related to the Bogoso-Prestea (Ghana) Property contained in the Technical Report Summary and reproduced in this Registration Statement has been approved by SLR Consulting Ltd. and Dr. John Arthur. Dr. Arthur is a Consultant Geologist specializing in Mineral Resources and Ore Reserves, whose address is 9 Cardiff Road, Dinas Powys, Vale of Glamorgan, CF64 4DH, Wales, United Kingdom.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 29, 2026;

●	the Company’s Reports of Foreign Private Issuer on Form 6-K furnished with the SEC on May 6, 2026, May 20, 2026, June 1, 2026, and June 15, 2026, July 2, 2026, July 6, 2026, July 8, 2026, July 9, 2026, July 13, 2026, July 16, 2026, July 27, 2026 and July 28, 2026.

●	The description of Blue Gold’s Class A ordinary shares contained in “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A filed on June 25, 2025 pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed hereafter for the purpose of updating such description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Blue Gold Limited, Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands, and telephone number +1 (345) 949 4123.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. You may inspect a copy of the registration statement through the SEC’s website, as provided above. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

BLUE GOLD LIMITED

$20,000,000

Class A Ordinary Shares

Preferred Shares

Warrants

Units

PROSPECTUS

_______, 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Blue Gold Limited’s Amended and Restated Memorandum and Articles of Association provide that every director or officer of the Company shall be indemnified against any liability incurred by that director or officer as a result of any act or failure to act in carrying out their functions other than such liability (if any) that the director or officer may incur by their own actual fraud, willful default or willful neglect. This standard of conduct is generally the same as permitted under Delaware corporate law for a Delaware corporation. In addition, Blue Gold Limited entered into indemnification agreements with its directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in the Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Blue Gold Limited’s directors, officers or persons controlling Blue Gold Limited under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 9. Exhibits.

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description
1.1+	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association of Blue Gold Limited, dated March 30, 2026 (incorporated herein by reference to Exhibit 1.1 to the Company’s Report on Form 20-F, filed on April 29, 2026 (File No. 001-42717)).
4.1+	Form of Warrant Agreement (including form of Warrant Certificate)
4.2+	Form of Preference Share Certificate
4.3+	Specimen Class A Ordinary Share Certificate
4.4+	Form of Unit
5.1*	Opinion of Mourant Ozannes (Cayman) LLP, Cayman Islands legal counsel
8.1*	Opinion of Mourant Ozannes (Cayman) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
23.1*	Consent of Lao Professionals, independent registered public accounting firm of Blue Gold Limited
23.2*	Consent of PKF Littlejohn LLP, independent registered public accounting firm of Blue Gold Limited and BGHL
23.3*	Consent of Pannell Kerr Forster of Texas P.C., independent registered public accounting firm of Blue Gold Limited and BGHL
23.4*	Consent of Mourant Ozannes (Cayman) LLP (included in Exhibit 5.1).
23.5*	Consent of Kimathi & Partners, Corporate Attorneys
23.6*	Consent of SLR Consulting Ltd. in connection with Technical Report Summary
24.1	Power of Attorney (included on the signature page of this registration statement)
96.1	Technical Report Summary (incorporated herein by reference to Exhibit 96.1 to the Company’s Registration Statement on Form F-4/A, filed on February 3, 2025 (File No. 333-280195)).
107*	Filing Fee Table

+	To be filed by post-effective amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.
*	Filed herewith

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offer made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Cayman, Cayman Islands on August 25, 2026.

BLUE GOLD LIMITED

By:	/s/ Andrew Cavaghan
	Name:	Andrew Cavaghan
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Cavaghan, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

*****

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman and Chief Executive Officer	August 25, 2026
Andrew Cavaghan	(Principal Executive Officer)

*	Chief Financial Officer	August 25, 2026
James Samuelson	(Principal Financial and Accounting Officer)

*	Director	August 25, 2026
David Edward

*	Director	August 25, 2026
Phil Newall

*	Director	August 25, 2026
Tao Tan

*	Director	August 25, 2026
Candice Beaumont

* By:	/s/ Andrew Cavaghan
Andrew Cavaghan
Attorney-in-Fact

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Blue Gold Limited, has signed this Registration Statement in the United States, on August 25, 2026.

BLUE GOLD LIMITED

By:	/s/ Tao Tan
	Name:	Tao Tan
	Title:	Authorized Representative in the United States